Exhibit 21

Name and Address of Subsidiary	Jurisdiction of Incorporation	Percentage of Ownership
Hardinge Credit Co., Inc. One Hardinge Drive Elmira, New York 14902	New York	100%
Hardinge Technology Systems, Inc. One Hardinge Drive Elmira, New York 14902	New York	100%
Morrison Machine Products, Inc. One Hardinge Drive Elmira, New York 14902	New York	100%
Hardinge Brothers Inc. One Hardinge Drive Elmira, New York 14902	New York	100%
USACH Technologies Inc. 1524 Davis Road Elgin, IL 60123	Illinois	100%
Forkardt Inc. 2155 Traversefield Dr Traverse City, MI 49686	New York	100%
Canadian Hardinge Machine Tools, Ltd. c/o Hardinge Inc. One Hardinge Drive Elmira, New York 14902	Canada	100%
Hardinge Holdings GmbH Heiligkreuzstrasse 28 CH-9009 St. Gallen Switzerland	Switzerland	100%
Hardinge Holdings B.V. c/o TMF Netherlands B.V. Herikerbergweg 238 1101CM Amsterdam Zuidoost	Netherlands	100% owned by Hardinge Holdings GmbH
Hardinge Taiwan Precision Machinery Limited 4 Tzu Chiang 3rd Road Nankang Industrial Area Nan Tou City 540 Taiwan	Taiwan ROC	100% by Hardinge Holdings BV
Hardinge China Limited 13/F Gloucester Tower 11 Pedder Street Central Hong Kong	People's Republic of China	100% owned by Hardinge Holdings GmbH
Hardinge GmbH Fichtenhain A 13c 47807 Krefeld Germany	Federal Republic of Germany	100% owned by Hardinge Holdings GmbH
Hardinge Machine (Shanghai) Co., Ltd. 1388 Kangqiao Road (East) Pudong New Area Shanghai 201319 People's Republic of China	People's Republic of China	100% owned by Hardinge Holdings GmbH
Hardinge Precision Machinery (Jia Xing) Co., Ltd 2676 Wanguo Road Jia Xing, Zhejiang Province China	People's Republic of China	100% owned by Hardinge Holdings GmbH

Name and Address of Subsidiary	Jurisdiction of Incorporation	Percentage of Ownership
L. Kellenberger & Co., AG Heiligkreuzstrasse 28 CH 9009 St. Gallen Switzerland	Switzerland	100% owned by Hardinge Holdings GmbH
Forkardt France S.A. S 28, Avenue de Bobigny 93135 Noisy le sec France	France	100% owned by Hardinge Holdings GmbH
Jones & Shipman SARL 8 Allee des Ginkgos BP 112-69672 Bron France	France	100% owned by Hardinge Holdings BV
Hardinge Machine Tools B.V. Zalmweg 36 4941 VX Raamsdonksveer Netherlands	Netherlands	100% owned by Hardinge Holdings BV
Jones & Shipman Hardinge Ltd. Murray Field Road Leicester, LE3 1UW United Kingdom	United Kingdom	100% owned by L. Kellenberger & Co., AG
Jones & Shipman Grinding Limited Murray Field Road Leicester, LE3 1UW United Kingdom	United Kingdom	100% owned by Jones & Shipman Hardinge Ltd.
Hardinge Machine Tools B.V., Taiwan Branch 4 Tzu Chiang 3rd Road Nankang Industrial Area Nan Tou City 540 Taiwan	Netherlands	100% owned by Hardinge Machine Tools B.V.
Forkardt Deutschland GmbH Herinrich-Hertz-Str. 7 40699 Erkrath Germany	Germany	100% owned by Hardinge GmbH
Forkardt Precision Machinery (Shanghai) Co. Ltd. Room B,1F, Bldg 45#, 209 Taigu Rd. Shanghai, Waigaoqiao F.T.Z. 200131, P. R. of China	People's Republic of China	100% owned by Hardinge Holdings GmbH
Forkardt India LLP Plot No. 39, D. No 5-5-35/187 Ayyanna Ind. Park IE Prasanthnaga, Kukatpally, Hyderabad - 500072 India	India	100% owned by Hardinge Hardinge Machine Tools B.V.